                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      UNITED STATIONERS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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

UNITED STATIONERS INC.
2200 East Golf Road                                                       [LOGO]
Des Plaines, Illinois 60016-1267

April 3, 1998
----------------------------

Dear Stockholder:

On behalf of United Stationers Inc., I cordially invite you to attend the Annual Meeting of Stockholders on Wednesday, May 13, 1998, at 2:00 p.m., central time, in the Forum Room at the Hyatt Regency O'Hare Hotel, 9300 W. Bryn Mawr Avenue, Rosemont, Illinois.

Please read these materials so that you will know what matters we plan to vote on at the meeting. During the meeting, we will also report on the current activities of the Company, and you will have an opportunity to ask questions.

The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, please sign and return the enclosed proxy card in the envelope provided. This way, your shares will be voted even if you can't attend the meeting. This will not, of course, limit your right to attend the meeting or prevent you from voting in person at the meeting if you wish to do so.

Your directors and management look forward to personally meeting those of you who are able to attend. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                          Sincerely yours,

                                                       [SIG]

                                          FREDERICK B. HEGI, JR.
                                          CHAIRMAN OF THE BOARD

                     DIRECTIONS TO THE ANNUAL MEETING SITE

The meeting is being held in the Forum Room at the Hyatt Regency O'Hare Hotel, 9300 W. Bryn Mawr, Rosemont, Illinois. The hotel is located on the east side of River Road at Bryn Mawr, near the intersection of the Kennedy Expressway (I-90).

The doors to the meeting will open at 1:00 p.m. and the meeting will begin promptly at 2:00 p.m. central time.

                                 [MAP]

UNITED STATIONERS INC.
2200 EAST GOLF ROAD                                                       [LOGO]
DES PLAINES, ILLINOIS 60016

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

MAY 13, 1998
----------------------------

The Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, May 13, 1998 at 2:00 p.m., central time, in the Forum Room at the Hyatt Regency O'Hare Hotel, 9300 W. Bryn Mawr Avenue, Rosemont, Illinois. The purpose of the meeting is:

1. to elect three directors to serve for a three-year term expiring in 2001;

2. to approve the Company's Nonemployee Directors' Deferred Stock Compensation Plan; and

3. to transact any other business which properly may come before the meeting.

Stockholders of record at the close of business on March 16, 1998 are entitled to vote at the meeting.

A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 is enclosed.

Whether or not you plan to be present in person at the meeting, please mark, sign, date and promptly mail the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          OTIS H. HALLEEN
                                          SECRETARY

April 3, 1998

UNITED STATIONERS INC.
2200 East Golf Road                     [LOGO]
Des Plaines, Illinois 60016-1267

---------------------------------------------------------

                                                                   April 3, 1998
PROXY STATEMENT

--------------------------

The Board of Directors is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on May 13, 1998. This proxy statement and the form of proxy are being mailed to stockholders beginning April 3, 1998.

WHO CAN VOTE

Holders of record of Common Stock at the close of business on March 16, 1998 may vote at the meeting.

On March 16, 1998, there were 16,024,019 shares of the Company's Common Stock, $0.10 par value, issued and outstanding (the "Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock must be represented in person or by proxy.

HOW YOU CAN VOTE

If you return your signed proxy and return it to the Company in time for the annual meeting, your shares will be voted as you direct. You can specify on your proxy whether your shares should be voted for all three, for some, or for none of the nominees for directors. You can also specify whether you approve, disapprove or abstain from voting on the proposal to approve the Nonemployee Directors' Deferred Stock Compensation Plan. The proposal is described in this proxy statement on pages 8-9.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, THEY WILL BE VOTED "FOR" THE ELECTION OF ALL THREE NOMINEES FOR DIRECTORS AS SET FORTH UNDER "ELECTION OF DIRECTORS"; AND "FOR" THE PROPOSAL TO APPROVE THE NONEMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN.

REVOCATION OF PROXIES

If you vote by proxy, you may revoke it in three ways at any time before it is exercised:

    (1) by submitting written notice of revocation to the Secretary of the Company;

    (2) by submitting another proxy that is properly signed and later dated; or

    (3) by attending the meeting and voting in person.

REQUIRED VOTES

A majority of the votes that could be cast who are either present in person or represented by proxy at the meeting is required. Each share has one vote.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as shares present at the meeting for purposes of determining whether or not a quorum is present. Abstentions have the effect of a vote "against" any matter they apply to. Proxies submitted by brokers that indicate that they do not have discretionary voting authority and haven't received instructions as to how to vote on specified proposals ("broker nonvotes") are not considered "shares present" and will not affect the outcome of the vote.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

We do not know of any other matters to be presented or acted on at the meeting. If any matter is presented at the meeting on which a vote may properly be taken, the shares represented by the proxies will be voted in accordance with the judgment of the persons voting those shares.

EXPENSES OF SOLICITATION

The costs of soliciting the enclosed proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communications by directors, officers and employees of the Company. The Company does not expect to pay any fees for this solicitation, but will reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxy materials to their principals.

VOTING SECURITIES AND PRINCIPAL HOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS (1):

                                                                                                     Amount and Nature of
                               Name and Address of Beneficial Owner                                  Beneficial Ownership   Percent
---------------------------------------------------------------------------------------------------  --------------------   -------
Wingate Partners, L.P.                                                                                   3,210,380(2)        20.0%
  750 N. St. Paul Street, Suite 1200
  Dallas, Texas 75201
SAFECO Asset Management Company/SAFECO Corporation                                                         797,800(3)         5.0%
  SAFECO Plaza
  Seattle, Washington 98185

------------------------

(1) No other person to the knowledge of the Company was the beneficial owner of 5% or more of the outstanding shares of Common Stock

(2) Includes (i) 2,422,620 shares owned by Wingate Partners, L.P. ("Wingate Partners"), and (ii) 782,780 shares owned by Wingate Partners II, L.P. ("Wingate II"), (iii) 4,340 shares owned by Wingate Management Corporation, and (iv) 640 shares owned by Wingate Management Limited, L.L.C. (collectively, "Wingate").

(3) Includes shares for which SAFECO Corporation and SAFECO Asset Management Company may be deemed to be the indirect beneficial owners based upon their respective ownership or control of one or more investment companies which directly own such shares and for which

    SAFECO serves as adviser. Information of share ownership is based solely on the parties' Schedule 13G on file with the Securities and Exchange Commission. As to all such shares, SAFECO has shared voting power and shared dispositive power.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows how much Common Stock is beneficially owned by each director, nominee and each of the executive officers named in the Summary Compensation Table as of March 16, 1998:

                                                                                Percent of
                                                                               Common Stock
                                             Common Stock       Exercisable    Outstanding
                  Name                    Beneficially Owned    Options (1)        (2)
----------------------------------------  ------------------   -------------   ------------
Daniel J. Good                                 76,180(3)           --             *
Roy W. Haley                                  --                   --            --
Frederick B. Hegi, Jr.                      3,302,286(4)           --             20.6%
James A. Johnson                              807,059(5)           --              5.0%
Randall W. Larrimore                          --                   50,000         *
Gary G. Miller (6)                            --                   --            --
Michael D. Rowsey                               9,318             140,714         *
Benson P. Shapiro                             --                   --            --
Joel D. Spungin                                18,520              --             *
Daniel H. Bushell                              14,949             209,199          1.4%
Steven R. Schwarz                                 628             120,000         *
Ergin Uskup                                       126              60,000         *
All current directors and executive
 officers as a group (18 persons)           3,504,293(7)          579,913         24.6%

------------------------

*   Less than 1%

(1) Options and warrants exercisable within 60 days of the date of this Proxy Statement.

(2) In calculating the beneficial ownership percentage of each person, we assumed that the person exercised all options and warrants by which he or she had the right to acquire shares within 60 days of the date of this Proxy Statement.

(3) Does not include 363,899 shares owned by Good Capital Co., Inc. Mr. Good is Chairman and a controlling stockholder of Good Capital and, accordingly Mr. Good may be deemed to beneficially own the shares owned of record by Good Capital Co., Inc.

(4) Includes (i) 46,328 shares owned by Mr. Hegi, (ii) 224 shares as managing partner of a family company, and (iii) 45,354 shares as trustee for unrelated third parties. Also includes (iv) 2,422,620 shares owned by Wingate Partners, (v) 782,780 shares held by Wingate II, (vi) 4,340 shares held by Wingate Management Corporation, and (vii) 640 shares held by Wingate Management Limited, L.L.C. Mr. Hegi is the indirect general partner of Wingate Partners and Wingate II, President of Wingate Management Corporation and a manager for Wingate Management Limited, L.L.C., and accordingly, may be deemed to beneficially own the shares held of record by these entities. Does not include 5,578 shares held in trust for the benefit of his children.

(5) Includes 782,780 shares owned by Wingate II and 24,279 shares owned by Mr. Johnson. Mr. Johnson is an indirect general partner of Wingate II, and accordingly, may be deemed to beneficially own the 782,780 shares owned of record by Wingate II.

(6) Does not include 338,084 shares owned by Cumberland Capital Corporation and warrants exercisable for 1,547 shares held by ASI Partners III, L.P. Mr. Miller is President and a stockholder of Cumberland and Cumberland is the general partner of ASI Partners III, and accordingly, may be deemed to beneficially own the shares and warrants owned of record by ASI Partners and Cumberland.

(7) Of the 3,504,293 shares shown as owned by all current directors and officers as a group, 227,116 shares are held with sole voting and investment power and 3,504,293 shares are held with shared voting and investment power. Does not include shares owned by ASI Partners/ Cumberland, or Good Capital Co., Inc.

ELECTION OF DIRECTORS

The Board of Directors consists of nine members, divided into three classes. Each class is elected for a three-year term. The three Class III Directors have terms expiring at, and are nominees for election at this Annual Meeting. (Mr. Joel D. Spungin, who had been a Class III Director, resigned his position as a Class III Director and was reappointed to a vacancy in Class II so that Mr. Haley could stand for election at this annual meeting.)

We will vote your shares as you designate on your proxy form. If you sign, date and return the proxy form but don't indicate how you want your shares voted, WE WILL VOTE THEM FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW. If any nominee becomes unavailable for election for any reason, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

The nominees are as follows:

ROY W. HALEY (51)

Mr. Haley was elected by the Board of Directors as a director on March 16, 1998. Since February 1994, Mr. Haley has been President and Chief Executive Officer and a director of WESCO Distribution, Inc., a distributor of electrical products. Prior to that, he was President and COO of American General Corporation, a consumer financial services organization.

RANDALL W. LARRIMORE (50)

Mr. Larrimore became a director, President and Chief Executive Officer of the Company on May 23, 1997. From February 1988 to May 1997, Mr. Larrimore had been President and Chief Executive Officer of MasterBrand Industries, Inc., a manufacturer of leading brands including Master Lock-Registered Trademark-padlocks and Moen-Registered Trademark- faucets, and a subsidiary of Fortune Brands (formerly American Brands). He is also a director of Olin Corporation, a diversified manufacturer of chemicals, metals, micro-electronic materials and sporting ammunition.

BENSON P. SHAPIRO (56)

Mr. Shapiro was elected as a director by the Board of Directors on November 11, 1997. Professor Shapiro has served on the faculty of Harvard University for 27 years and until July 1997 was THE

MALCOLM P. MCNAIR PROFESSOR OF MARKETING at the Harvard Business School. He continues to teach a variety of Harvard's executive programs and spends much of his time on research, writing and consulting. Mr. Shapiro is a director of WESCO Distribution, Inc., a distributor of electrical products.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE PERSONS NOMINATED TO SERVE AS DIRECTORS.

OTHER DIRECTORS

The other directors, whose terms will continue after the Annual Meeting, are as follows:

CLASS I DIRECTORS -- CONTINUING IN OFFICE UNTIL MAY 1999

DANIEL J. GOOD (58), has been a director since 1995. He is Chairman of Good Capital Co., Inc., an investment firm in Lake Forest, Illinois. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., a producer of cat litter, and prior thereto he was Managing Director of Merchant Banking for Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc.

JAMES A. JOHNSON (44), has been a director since 1995. He is a general partner of various Wingate entities, including the indirect general partner of Wingate
II. Mr. Johnson joined Wingate Partners in 1990. Mr. Johnson currently serves as a director of Century Products Company, a manufacturer and distributor of car seats and other juvenile products.

JOEL D. SPUNGIN (60), has been a director since 1981. He was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1988 until March 1995. Mr. Spungin is a general partner of DMS Enterprises, L.P., a management advisory and investment partnership, and a director of AAR Corp., an aviation and aerospace company, and of Home Products International, Inc., a manufacturer of home improvement products.

CLASS II DIRECTORS -- CONTINUING IN OFFICE UNTIL MAY 2000

FREDERICK B. HEGI, JR. (54), has been a director since 1995. He has served as Chairman of the Board of Directors since November 1996. Upon the resignation of Tom Sturgess in November 1996, Mr. Hegi was elected as interim President and CEO serving through May 1997. Mr. Hegi is a general partner of various Wingate entities, including the indirect general partner of Wingate Partners and Wingate
II. He also is Chairman of the Executive Committee of Loomis, Fargo & Co., an armored car service company; Chairman of Tahoka First Bancorp, Inc., a bank holding company; Chairman of Cedar Creek Bancshares, Inc., a bank holding company, and as a director of Lone Star Technologies, Inc. a manufacturer of tubular products; a director of ITCO Tire Company, a wholesaler of replacement tires; and Cattle Resources, Inc., a manufacturer of animal feeds and operator of commercial cattle feedlots.

GARY G. MILLER (47), has been a director since 1995. He is President of Cumberland Capital Corporation, a private investment firm. Mr. Miller is also Chairman of the Board of CFData Corp., a nationwide provider of check collection and check verification services, and Fore Star Golf, Inc., which was formed in 1993 to own and operate golf course facilities.

MICHAEL D. ROWSEY (45), has been a director since 1995. He has been Executive Vice President of the Company since March 1995. Prior to 1995 he was President and a director of Associated Stationers, Inc. since 1992. From 1979 to January 1992, Mr. Rowsey served in various capacities with Boise Cascade Office Products Corporation.

CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors met eight times and took action by unanimous written consent in lieu of meeting on seven occasions during 1997. Each current director attended more than 75% of all of (1) the meetings of the Board of Directors held during 1997 and (2) the meetings held by all committees of the board on which he served (during the periods that he served) during 1997.

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

The Executive Committee members are Frederick B. Hegi, Jr. (Chairman), Daniel J. Good, Gary G. Miller and, since July 1997, Randall W. Larrimore. The Executive Committee has the authority to act upon most corporate matters that require Board approval, except any of the functions of the Audit Committee or the Compensation Committee. The Committee held no meetings during 1997.

The Audit Committee consists of Daniel J. Good (Chairman) and Gary G. Miller and, effective July 1997, Joel D. Spungin. The Audit Committee met three times during 1997. The functions of the Audit Committee are to: recommend the independent auditors to the Board of Directors; review the scope of the independent auditors' examination; review the compensation of the independent auditors; consider the results of the independent auditors' review of internal accounting controls; discuss matters of concern to the independent auditors; review changes in accounting principles; and review non-auditing services performed for the Company by the independent auditors.

From January through August 1997, the Compensation Committee consisted of Gary
G. Miller (Chairman), Frederick B. Hegi, Jr., Jeffrey K. Hewson and James A. Johnson. Since July 1997, Mr. Hegi and Mr. Larrimore have been EX OFFICIO members. In September 1997, Mr. Hewson resigned. In November 1997, Benson P. Shapiro became a member of the Compensation Committee. (Effective March 1998, Roy W. Haley has become a member of the Committee.) The Compensation Committee met three times during 1997 and took action twice by written consents. The Compensation Committee reviews and makes recommendations upon proposals by management as to compensation, bonuses, employment agreements and other benefits, and policies respecting such matters, for the officers of the Company and its subsidiaries. The members of the Compensation Committee also served as the Option Committee for the Company's Management Equity Plan (the "MEP Plan"), and as the administrative committee for the Management Incentive Plan. Effective in March 1998, when Roy W. Haley was added to the Board of Directors, the Board created a subcommittee of the Compensation Committee, called the Performance Compensation Committee, to serve as the Option Committee and the administrative committee under the Management Incentive Plan. The Performance Compensation Committee consists of Benson P. Shapiro and Roy W. Haley.

The members of the Nominating Committee are Frederick B. Hegi, Jr. (Chairman), Daniel J. Good and Gary G. Miller. In July 1997, Randall W. Larrimore became a member of the Nominating Committee. The Nominating Committee met twice during 1997. The committee makes recommendations to the Board regarding nominees for election as members of the Board. The Committee will consider written recommendations from stockholders regarding potential nominees. If any stockholder wants to submit recommendations for directors of the Company for the next annual meeting in 1999, he or she should send a signed letter of recommendation to United Stationers Inc., 2200 East Golf Road, Des Plaines, IL 60016-1267, Attention: Secretary. Recommendation letters should state the full name and address of the proposed nominee, a brief biographical history including past and current directorships and employment, and the reasons for recommendation. Nominations for election at the Company's Annual Meeting to be held in May 1999 must be submitted no later than January 19, 1999.

COMPENSATION OF DIRECTORS

Before November 1, 1997, except for Mr. Spungin, directors received no additional compensation for their services as a director. On November 29, 1995 the Company granted a restricted stock award of 9,678 shares of Common Stock (which vested on March 31, 1997) to Joel D. Spungin, in consideration for his services on the Board of Directors in lieu of director's compensation for a three-year period.

DIRECTOR FEES. Effective November 1, 1997, directors who are not employees are entitled to fees for their services as directors. The fees include a retainer of $20,000 per year, and a fee of $1,000 for each board and committee meeting attended. (If a committee meeting is held on the same day as a meeting of directors, or if a meeting is by conference telephone, a fee of $500 will be paid for attending.) Committee chairmen are entitled to a fee of $1,500 ($750 if held on the same day as a board meeting) for each committee meeting attended. Directors are reimbursed for travel expenses incurred in attending meetings.

DEFERRAL OF FEES. On December 30, 1997, the Board of Directors adopted the Nonemployee Directors' Deferred Stock Compensation Plan, subject to approval by stockholders. (See Proposal To Approve Nonemployee Directors' Deferred Stock Compensation Plan on pages 8-9.) If approved, the Plan will cover compensation earned by directors who elect to defer their compensation after January 1, 1998.

OPTIONS. In addition, the Board has approved the grant of options for 15,000 shares of Common Stock to each nonemployee director under the MEP Plan, at the fair market value of the stock on the grant dates. Options were granted to Mr. Shapiro at the time he became a director on November 11, 1997, at an exercise price of $44.25, and to Messrs. Good, Hegi, Johnson, Miller and Spungin on January 28, 1998 at an exercise price of $46.75. Mr. Haley was granted an option when he became a director on March 16, 1998, at an exercise price of $63.25. All of the options vest in 20% increments on each anniversary, except that vesting may be accelerated on the third or fourth anniversary of the grant if the stock price has increased by at least a 15% compounded annual growth rate. The Company plans to grant options for 15,000 shares to nonemployee directors at 3-year intervals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has had management advisory services agreements with three investor groups: Wingate Partners, Cumberland Capital Corporation and Good Capital Co., Inc. These investor groups provided certain advisory services to the Company. The agreements provided for the provision of services, indemnification by the Company, and the payment of fees until January 31, 2002.

In October 1997, these management agreements were terminated by agreement of the parties. In exchange for the termination agreements, the Company paid termination fees of approximately $2.4 million, $400,000 and $400,000 to Wingate Partners, Cumberland Capital Corporation, and Good Capital Co., Inc., respectively. Certain indemnity obligations of the Company remain in effect.

PROPOSAL TO APPROVE NONEMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN

In December 1997 the Board adopted the Nonemployee Directors' Deferred Stock Compensation Plan. At the Annual Meeting, you will be asked to approve the Plan.

The purpose of the Plan is to provide a means to attract and retain qualified persons to serve as directors. It is intended (1) to permit directors to defer receipt--and therefore taxability--of all or a portion of their compensation as directors and (2) to encourage a greater ownership interest in the Company.

The Plan was adopted by unanimous vote of the Board of Directors to begin January 1, 1998, subject to stockholders' approval. If stockholder approval is not obtained, the Plan will be void. The main terms of the Plan are summarized below. This summary is not intended to be a complete description of the Plan. Please read the Plan itself which is found in Appendix A.

DESCRIPTION OF THE PLAN

The Plan will be administered by the entire Board of Directors or, if the Directors decide, by a committee designated by the Board. The Committee has the authority to make any decisions it deems appropriate for administering the Plan, but no decisions may conflict with the express terms of the Plan.

ELIGIBILITY

Any director who is not an employee of the Company or of any subsidiary may participate in the Plan. A director who receives compensation, subject to tax withholding, from the Company or any subsidiary is not eligible to participate. All current directors except for Mr. Rowsey and Mr. Larrimore are eligible.

ELECTION TO DEFER COMPENSATION

Nonemployee directors are entitled to fees for their services as directors. (See Compensation of Directors, page 7). Eligible directors may elect to defer all or any portion of their fees. Directors may make a deferral election within 30 days after the Plan is adopted or at any time before the first day of any year for which deferral is elected. A new nonemployee director may make the election before the first day he or she is entitled to receive fees.

The election applies to all fees payable after the election is made, until the election is revoked or modified. Any revocation or modification must be made before the first of the year.

EFFECT OF DEFERRAL

Fees will be deferred on a quarterly basis, when they would otherwise be paid. Fees deferred will be credited to the director's Stock Unit Account. The fees will be converted to Stock Units based on the fair market value of Common Stock on each date of deferral. Each Stock Unit will give the director the right to receive one share of Common Stock when the Stock Unit Account is distributed.

Ordinarily, distribution of the Stock Unit Account will begin after the director's service as a director terminates for any reason. Distribution may be either in a lump sum or in substantially equal installments over a period of not more than five years, as the director has selected.

If a director dies before the entire Stock Unit Account has been distributed, the balance in the Account will be paid in cash to the beneficiary designated by the director, if any, or to the director's estate.

SHARES RESERVED FOR THE PLAN

The maximum number of shares that can be distributed under the Plan is 50,000, subject to adjustment in certain circumstances. The shares may include authorized but unissued shares, treasury shares, or shares reacquired by the Company.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is only a brief summary of the tax implications of elections under the Plan. It is based on the Internal Revenue Code as currently in effect. The discussion relates only to the federal tax treatment; state, local and foreign tax consequences may be different.

If a director elects to defer receipt of fees under the Plan, tax liability will be deferred until the director actually receives distribution from his or her Account. When the director receives the shares from the Stock Unit Account, the value of the Shares will be taxable at the director's then-applicable income tax rate.

NON-TRANSFERABILITY

Stock Units earned under the Plan may not be transferred, sold, pledged, or otherwise encumbered, and are not subject to the claims of creditors of the director.

AMENDMENT OR TERMINATION OF THE PLAN

The Plan may be changed or terminated by the Board at any time and will terminate by its own terms when no Shares remain available under the Plan and the Company has no further rights or obligations under the Plan.

APPROVAL REQUIRED

The affirmative votes of a majority of the shares present and voting at the meeting in person or by proxy is required to approve the Plan. If the Plan is not approved, it will become void and all compensation earned so far will be distributed to the participating directors. Five of the six eligible directors have elected to defer their compensation under the Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE NONEMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN.

EXECUTIVE COMPENSATION

The table and notes below show the compensation paid to each person who has served as the Chief Executive Officer of the Company during 1997 and the four other highest-paid officers of the Company who were serving as executive officers on December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation                    Long-term Compensation
                                                                               Awards Payouts

                       Fiscal                                    Other
                        Year                                     annual                  LTIP       All other
      Name and         ended      Salary(1)        Bonus      compensation              payouts   compensation
 principal position    12/31         ($)            ($)          ($)(2)      Options    ($)(3)       ($)(4)

Frederick B. Hegi,      1997  (5)
 Jr.
CHAIRMAN OF THE         1996  (5)
 BOARD
                        1995  (6)
Randall W. Larrimore    1997  (7)     300,173  (7)     356,400               250,000                   23,080
PRESIDENT AND CEO       1996  (6)
                        1995  (6)
Daniel H. Bushell       1997        265,000        238,500                         0                    4,682
EXEC. VICE PRESIDENT    1996        255,000        142,620                    51,343                    3,677
AND CFO                 1995        213,076        249,569                   120,000                    2,579
Michael D. Rowsey       1997        265,000        238,500                         0                    4,807
EXEC. VICE PRESIDENT    1996        255,000        142,620                    50,000                    4,034
                        1995        243,502        264,197                   120,000                    2,945
Steven R. Schwarz       1997        265,000        238,500                         0                    3,431
EXEC. VICE PRESIDENT    1996        255,000        745,605  (8)                    0                    4,108
                        1995        205,608        205,536                   120,000     54,525       164,921
Ergin Uskup             1997        197,500        118,500                         0                   10,733
VICE PRESIDENT, MIS     1996        188,370        275,688  (8)                    0                    8,007
 AND
CIO                     1995        173,542        127,880                    60,000     24,500       124,648

---------

(1) Includes compensation amounts earned during 1997 but deferred pursuant to
    Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

(2) No amounts of "Other annual compensation" were paid to any named executive officer except for perquisites and other personal benefits which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.

(3) Includes payments from the Company's former Executive Bonus Plan of awards earned in 1995 and prior years, payable in annual installments. The 1995 distribution was a final distribution as the Executive Bonus Plan was terminated just prior to the Merger.

(4) Includes:

    (a) Company contributions to the Company's 401(k) Savings Plan for 1997 for:
       Mr. Bushell ($2,375); Mr. Rowsey ($1,500); Mr. Schwarz ($2,078) and Mr. Uskup ($2,375);

    (b) Premiums paid during 1997 for Split Dollar Life, Group Life and Accidental Death insurance policies for Mr. Larrimore ($4,032); Mr. Bushell ($2,307); Mr. Rowsey ($2,307) Mr. Schwarz ($1,353) and Mr. Uskup ($8,358); and for disability insurance for Mr. Larrimore ($10,648);

    (c) Car allowance paid during 1997 to Mr. Larrimore ($8,400).

(5) Mr. Hegi became Chairman and interim President and CEO on November 18, 1996. Mr. Hegi receives compensation from Wingate Partners, but no compensation from the Company (other than normal directors' fees since November 1, 1997).

(6) Not employed by or an officer of the Company during the indicated year.

(7) Mr. Larrimore became President and CEO on May 23, 1997. His annualized salary is $495,000.

(8) Includes special stay bonuses earned during 1996 by Messrs. Schwarz ($602,985) and Uskup ($175,000) pursuant to employment agreements.

STOCK OPTIONS

The United Stationers Inc. Management Equity Plan allows grants of stock options and other rights relating to common stock. Grants may be made to nonemployee directors and to key management employees.

Options were granted during 1997 to Randall W. Larrimore, President and Chief Executive Officer. Some of Mr. Larrimore's options were granted subject to stockholder approval of certain amendments to the MEP Plan. The Plan amendments were approved by written consent of the stockholders, and became effective November 6, 1997.

The following two tables give information on stock options:

                     OPTION GRANTS DURING LAST FISCAL YEAR

                                                                                                Potential Realizable Value
                                                      Percent of                                at Assumed Annual Rates of
                                         Options     Total Options   Exercise or               Stock Price Appreciation for
                                         Granted      Granted to     Base Price                      Option Term (2)
                                       (Number of    Employees in      ($ per     Expiration   ----------------------------
Name                                     Shares)      fiscal year      Share)        Date           5%             10%
-------------------------------------  -----------  ---------------  -----------  -----------  -------------  -------------
Randall W. Larrimore(1)                   250,000           98.4%     $  21.625      5/22/07   $   3,399,962  $   8,616,170

------------------------

(1) Options for 250,000 shares were granted to Mr. Larrimore on May 23, 1997 at $21.625, the fair market value of the stock on that day. Of those, options for 23,000 shares were granted as incentive stock options and 127,000 as nonqualified stock options. All of the options vest in 20% increments on each anniversary of the grant. In addition, options for 100,000 shares were granted as nonqualified stock options which vest in 20% annual increments but not until the daily closing price of the Common Stock has been $40 or more per share for at least 80 out of 100 consecutive trading days. The price condition has since been met so that all options now vest in 20% annual increments. Of the 100,000 shares, 38,000 were granted subject to approval by the stockholders of certain amendments to the MEP Plan. Those amendments were approved by written consent of the stockholders and became effective November 6, 1997.

(2) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules of the Securities and Exchange Commission. Those amounts are not intended to forecast future appreciation, if any, in the price of the shares. The actual value of the options will vary in accordance with the market price of the shares.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                  Value of Unexercised
                                                                   Number of Unexercised         in-the-money Options at
                                                                 Options at Fiscal Year End        Fiscal Year End (1)
                                                                ----------------------------  -----------------------------
                                       Shares
                                    Acquired on       Value     Exercisable   Unexercisable    Exercisable   Unexercisable
Name                                  Exercise      Realized        (#)            (#)             ($)            ($)
---------------------------------  --------------  -----------  ------------  --------------  -------------  --------------
Randall W. Larrimore.............           0      $         0            0        250,000                0   $  6,625,000
Daniel H. Bushell................           0                0      209,199              0    $   8,089,688              0
Michael D. Rowsey................       9,318(2)   $   651,614      185,220              0        7,422,205              0
Steven R. Schwarz................           0                0      120,000              0        3,926,325              0
Ergin Uskup......................           0                0       60,000              0        1,963,163              0

--------

(1) The values given are based on the closing price of the Shares on December 31, 1997, which was $48.125, less the applicable exercise price, before payment of applicable taxes.

(2) Mr. Rowsey exercised options for 29,286 shares. The amount shown as shares acquired is net of shares used to pay the exercise price and applicable withholding taxes.

MANAGEMENT INCENTIVE PLAN FOR 1997. The Management Incentive Plan for 1997 provided opportunities for bonuses based on Company goals measured by the Company's earnings per share performance. Participants, which include key management employees, received bonuses stated as a percentage of base salary if the goals were attained. Participants included, among others, Messrs. Larrimore, Bushell, Rowsey, Schwarz and Uskup. The bonuses received by each of the named officers are reflected in the Summary Compensation Table on page 10.

MANAGEMENT INCENTIVE PLAN FOR 1998. The Management Incentive Plan for 1998 provides opportunities for bonuses based on attainment of goals measured by earnings per share performance. Participants, which include key management employees, may earn bonuses stated as a percentage of base salary if the goals are attained. Participants include, among others, Messrs. Larrimore, Bushell, Rowsey, Schwarz and Uskup.

SPECIAL BONUS PLAN. In December 1996, the Board of Directors adopted a Special Bonus Plan to encourage and reward key management participants for creating the operational foundation that would result in a public offering of the Company's stock. The public stock offering occurred on October 10, 1997. There are 177 potential participants in the Plan. Specified cash awards will be paid on the first and second anniversaries of the public stock offering to participants who are full-time employees of the Company at the time the awards are paid. Under the Plan, Messrs. Bushell, Rowsey and Schwarz will each receive $65,000, and Mr. Uskup will receive $32,500, on each of October 10, 1998 and October 10, 1999 if they are then full-time employees of the Company.

EMPLOYMENT AGREEMENTS

LARRIMORE EMPLOYMENT AGREEMENT. Randall W. Larrimore entered into an employment agreement with the Company as of May 23, 1997 to serve as President and Chief Executive Officer. Pursuant to the agreement, Mr. Larrimore's employment began May 23, 1997 and continues until Mr. Larrimore or the Company notifies the other party. If Mr. Larrimore notifies the Company, the term of employment ends 90 days after such notification, and if the Company notifies Mr. Larrimore, the term of employment ends two years after such notification. The term of employment also may be terminated earlier under certain circumstances.

The agreement provides for an annual base salary of at least $495,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The agreement also provides for a supplemental pension benefit that will provide Mr. Larrimore with an amount equivalent to five additional credited years of service under the Company's pension plan.

If Mr. Larrimore's employment is terminated by the Company (other than for Cause, as defined in the agreement) without the specified notice, or by Mr. Larrimore for Good Reason (as defined in the agreement) he will be entitled to his salary and bonuses earned to the date of termination plus an amount equal to two times his base pay plus bonuses, and his stock options will continue to be or become exercisable during the 24 months following such termination. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to his annual salary plus bonus, his unexercisable options will be forfeited, and his exercisable options will remain exercisable for up to one year following such termination. If there is a Change in Control all stock options held by Mr. Larrimore will become exercisable.

OTHER EXECUTIVE EMPLOYMENT CONTRACTS. In 1995, employment agreements were made with each of Messrs. Rowsey, Bushell, Schwarz, and certain other executive officers not named in this Proxy Statement. The agreements with Rowsey, Bushell and Schwarz have since been replaced (see below). The other agreements provide for a one-year term of employment and are renewable for additional one-year terms unless terminated by either party.

Effective as of June 1, 1997, the Company entered into new employment agreements with Messrs. Bushell, Rowsey and Schwarz. The term of employment begins on June 1, 1997 and continues until the executive or the Company notifies the other party. If the executive notifies the Company, the term of employment ends 90 days after such notification, and if the Company notifies the executive, the term of employment ends at the later of (i) January 1, 2000 or (ii) two years after such notification. The term of employment may also be terminated earlier by either the executive or the Company. The agreements provide for an annual base salary of at least $265,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company.

If the executive's employment is terminated by the Company (other than for Cause, as defined in the agreement) without the specified notice, or by the executive for Good Reason (as defined in the agreement) he will be entitled to a severance amount (subject to mitigation) equal to the sum of his base salary and bonuses for the months remaining in the term of employment (or which would have been remaining if the Company had given notice on the termination date) payable over the severance period. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to the sum of his annual salary and his previous year's bonuses, payable over a 12-month period.

Ergin Uskup has an employment agreement dated as of February 13, 1995 which was intended, among other things, to encourage Mr. Uskup not to resign for the one-year period following the merger with Associated Stationers, Inc. Upon completion of the one-year period following the merger, Mr. Uskup became entitled to payment of a stay bonus in the amount of $175,000, payable in 12 monthly installments. Upon termination, Mr. Uskup will be entitled to a severance payment equal to one year's salary, payable in 12 monthly installments.

The Company has a severance program for officers of the Company or its subsidiary who do not have employment contracts. The severance program provides a severance payment of one year's base salary if an officer is terminated without cause.

401(K) SAVINGS PLAN

The Company has a 401(k) Savings Plan in which all salaried employees and certain hourly paid employees are eligible to participate after six months of employment. The Savings Plan permits employees to have contributions made as 401(k) salary deferrals on their behalf, or as voluntary after-tax contributions, or contributions matching employee salary deferral contributions at the discretion of the Board of Directors. For the year ended December 31, 1997, the Company made a special contribution to the Savings Plan in the amount of $250 for each non-highly compensated employee entitled to participate in the Plan; the Company paid a total of $781,750 for this special contribution. The Company is currently contributing $0.25 for each $1.00 of employee salary deferral contributions up to 6% of eligible wages. For the year ended December 31, 1997, the Company paid $950,393 in matching contributions.

PENSION PLANS

The Company and its subsidiary maintain noncontributory pension plans covering substantially all employees. Employees who are at least 21 years old are eligible to participate after twelve months of employment. The Pension Plan provides a benefit at age 65 equal to 1% percent of an employee's career-average annual compensation, multiplied by the number of years of credited service up to a maximum of 40 years. However, an employee's annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the twelve months ending on August 31, 1989. Employees' pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity, and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. The Pension Plan contribution accrued for the fiscal year ended August 31, 1997 was $2,989,677.

The Company's operating subsidiary also maintains a number of retirement benefit plans for its employees who are covered under collective bargaining agreements.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65) under the Pension Plan to the executive officers individually named in the

Summary Compensation Table on page 10. (The benefits are calculated on the basis of estimated years of service at retirement age and current levels of compensation, assuming 5.5% compounded annual increases):

                                                                     ESTIMATED ANNUAL PENSION
NAME OF PARTICIPANT                                                       AT RETIREMENT
------------------------------------------------------------------  --------------------------
Frederick B. Hegi, Jr. *                                                             0
Randall W. Larrimore **                                                     $   32,864
Daniel H. Bushell                                                           $   51,403
Michael D. Rowsey                                                           $   54,794
Steven R. Schwarz                                                           $   81,206
Ergin Uskup                                                                 $   14,229

--------

*   Mr. Hegi is not eligible to participate in the Pension Plan.

** Mr. Larrimore will be eligible to participate in the Pension Plan as of July 1, 1998.

As of December 31, 1997, the credited years of service under the Pension Plan for the persons named were: Mr. Bushell, 3 years; Mr. Rowsey, 3 years; Mr. Schwarz, 20 years; and Mr. Uskup, 4 years.

The Company's contributions to the Pension Plan are not allocated to the accounts of the individual participants.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is appointed by the Board from its membership. The Committee is responsible for recommending to the Board of Directors annual competitive base compensation structures. Its Performance Compensation Subcommittee is responsible for determining appropriate performance criteria for bonus payouts for officers and senior management and to make grants of stock options under the Company's Management Equity Plan to align long-term executive compensation with the interests of stockholders.

PHILOSOPHY

The Compensation Committee is guided by the following principles:

        - Compensation programs are designed to provide average base salaries, and better-than-average annual incentives, and other rewards, when the Company's maximum objectives are met or exceeded.

        - Compensation programs are simple in design, whenever possible. Participants are fully informed about what the possible rewards are, and what they must do to earn them.

COMPONENTS OF OVERALL COMPENSATION

The Compensation Committee considers several factors when determining compensation of executives, other officers, and senior managers.

        - Company Performance--The Committee sets, in conjunction with the Board of Directors, annual earnings targets, which are used in determining the level of incentive awards.

        - Competitive Practice--The Committee periodically receives reports from Hewitt Associates, a nationally recognized compensation practice consulting firm, which summarize and evaluate United Stationers' compensation practices against a group of approximately forty comparative companies extracted from the Hewitt Total Compensation Data Base and from recent proxy statements. Comparative companies are for the most part, from the office products and wholesale distribution industries. The comparative companies include: (1) companies included in the Value Line Peer Group Index shown in the Comparative Five-Year Total Returns graph shown in the Company's Proxy Statement; (2) selected Chicago area and wholesale non-durable goods companies and (3) companies with market capitalizations comparable to the Company's. The companies in the sample are representative of companies with which United Stationers generally competes for management and executive talent. During 1997, the Committee also sought and received counsel from Wm. Mercer & Co., another nationally recognized executive compensation consulting firm, (1) concerning the Company's director compensation and deferred compensation plan, (2) concerning stock option practices of comparable companies, and
          (3) comparing the compensation of Company executives with representative companies with which United Stationers competes for executive talent.

There are three basic components of the Company's compensation program: Base Salary, Short Term awards through bonus plans, and Long Term Incentives through stock options.

BASE SALARY

A competitive base salary is essential. A salary range for each position is developed based on average base pay for similar positions at comparative companies. The salaries of executives, officers, and senior managers are reviewed annually against these ranges with adjustments in base compensation normally becoming effective on January 1.

The Compensation Committee generally considers levels of responsibility, performance, internal equity, and competitive base compensation practices when determining salary adjustments.

The CEO's salary is determined based on the above principles. Mr. Larrimore was hired in May 1997 at a base salary of $495,000, a salary the Committee believed appropriate to obtain a proven executive of Mr. Larrimore's experience and abilities. Although executive salaries are generally adjusted effective January 1, his salary adjustments are expected to be effective on his anniversary dates.

BONUS PLANS

A Management Incentive Plan provides annual incentive compensation opportunities to officers and other upper management level participants based on the Company achieving its performance goals established by the Compensation Committee and approved by the Board of Directors. Under this Plan, annual targets are set by the Compensation Committee (or by the Performance Compensation Committee) and approved by the Board of Directors. Bonuses are awarded under a formula based on percentage attainment of the targets. The incentive awards for 1997 and 1998 are based primarily on the earnings performance of the Company. The target level for 1998 has been set at a 15% increase in earnings per share over the EPS for 1997. If the Company fails to produce minimum targeted results (at least a 10% increase in EPS), no bonuses will be paid. If the Company produces at least a 25% increase in EPS for 1998, the maximum bonuses of 150% of the target bonuses will be paid.

In December 1996, a Special Bonus Plan was adopted by the Board of Directors for key members of the United Stationers management team. The purpose of the Plan was to encourage and reward management participants for creating the operational foundation throughout the organization that ultimately resulted in a Liquidity Event -- which occurred when the Company's non-public investors realized a full return of their investment through the public offering on October 10, 1997. Approximately 177 management individuals are participants in the Special Bonus Plan. Specified awards will be made in cash in equal amounts on the first and second anniversaries of the Event to individuals who are regular full-time employees of the Company at the time such awards are to be paid.

LONG-TERM INCENTIVE COMPENSATION

Stock options are an important part of the Company's compensation program. The Committee believes that a significant amount of executive compensation should be dependent on value created for stockholders. With options, management gains only when you gain -- when the common stock value goes up.

Merger Incentive Options were granted to management in 1995, under the Company's MEP Plan. Those options were priced partly at a price comparable to the investment costs of the sponsor investors; the majority of the options were priced at the approximate market value at the time of grant. The options became exercisable on October 10, 1997.

When he became CEO in May 1997, Mr. Larrimore was granted options to purchase 250,000 shares. His options were granted at fair market value, and will vest in 20% annual increments on each anniversary of the grant.

After consultation with Wm. Mercer & Co. during 1997, the Committee and Board of Directors have determined that, beginning in 1998, options generally should be granted at fair market value and on an annual basis to persons and in amounts selected by the Performance Compensation Committee. In January and February 1998, options were granted for 370,075 shares including options for 35,000 shares to Mr. Larrimore, 15,000 to each of Messrs. Bushell, Rowsey and Schwarz, and 6,000 to Mr. Uskup.

As a general rule, the Compensation Committee considers the level of job responsibility and the participant's potential impact on the Company's performance in arriving at the number of shares to be granted under the MEP Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the CEO and the four other most highly compensated executives to $1 million, unless certain requirements are met. The limit does not apply to performance-based compensation paid under a plan which meets the requirements of the Code. The options granted in 1995 and 1996 at fair market value are exempt from this limit. Mr. Larrimore's options granted in 1997 are not. In order to comply with the Code limits in the future, a subcommittee consisting of two qualified directors (the Performance Compensation Committee) will determine all matters involving performance-based compensation. The Company's MEP Plan and other incentive compensation plans are designed to meet Code requirements. The subcommittee intends to continue to use performance-based compensation to minimize the effect of the limits imposed by
Section 162(m) to the extent that compliance with Code requirements does not conflict with the Company's compensation strategy.

Respectfully submitted:
COMPENSATION COMMITTEE

Gary G. Miller, Chairman                       Benson P. Shapiro, SUBCOMMITTEE MEMBER
Roy W. Haley, SUBCOMMITTEE MEMBER              Frederick B. Hegi, Jr., EX OFFICIO
James A. Johnson                               Randall W. Larrimore, EX OFFICIO

STOCK PERFORMANCE GRAPH

The following graph compares the performance of our Common Stock over a five-year period with (1) the total returns of the NASDAQ Stock market (U.S. Companies) and (2) a peer group comprised of companies included within the Value Line's Office Equipment Industry. The graph assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the indices and assumes reinvestment of all dividends.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
      UNITED STATIONERS (USTR), NASDAQ* AND VALUE LINE PEER GROUP** INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/97)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            UNITED STATIONERS (USTR)     *NASDAQ (U.S. COMPANIES)      **VALUE LINE OFFICE EQUIPMENT
1992                         $ 100.00                       $ 100.00                         $ 100.00
1993                          $ 93.12                       $ 114.75                         $ 119.98
1994                          $ 82.68                       $ 111.08                         $ 127.01
1995                         $ 349.90                       $ 155.43                         $ 185.93
1996                         $ 245.87                       $ 190.72                         $ 235.76
1997                         $ 606.80                       $ 231.97                         $ 336.64

                                                                1992       1993       1994       1995       1996       1997
                                                              ---------  ---------  ---------  ---------  ---------  ---------
United Stationers (USTR)....................................     100.00      93.12      82.68     349.90     245.87     606.80
*NASDAQ (U.S. Companies)....................................     100.00     114.75     111.08     155.43     190.72     231.97
**Value Line Office Equipment...............................     100.00     119.98     127.01     185.93     235.76     336.64

FILINGS UNDER SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission. Based on Company records and other information, the Company believes that for the year ended December 31, 1997 all Section 16(a) filing requirements applicable to its directors and officers were in compliance.

INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP has served as the Company's independent auditors since the Merger in March 1995.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in May 1999, must be received by the Company no later than December 10, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

OTHER MATTERS

Management does not know of any other matter to be presented for action by the stockholders at the Annual Meeting. The persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors with respect to any other matter not now known which is properly brought before the meeting.

                                        By Order of the Board of Directors

                                        PASTEUP SIG

                                        OTIS H. HALLEEN
                                        SECRETARY
                                        Des Plaines, Illinois

                                                                      APPENDIX A

                           THE UNITED STATIONERS INC.
                        NONEMPLOYEE DIRECTORS' DEFERRED
                            STOCK COMPENSATION PLAN

                                   ARTICLE I

                                  INTRODUCTION

I.1 ESTABLISHMENT. United Stationers Inc. (the "Company") hereby establishes the United Stationers Inc. Nonemployee Directors' Deferred Stock Compensation Plan (the "Plan") for those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows Nonemployee Directors to defer the receipt of cash compensation and to receive such deferred compensation in the form of Shares of Common Stock of the Company.

I.2 PURPOSE. The Plan is intended to advance the interests of the Company and its Stockholders by providing a means to attract and retain qualified persons to serve as Nonemployee Directors and to promote ownership by Nonemployee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of Stockholders of the Company.

I.3 EFFECTIVE DATE. The Plan shall become effective as of the date on which the Plan is adopted by the Board of Directors (the "Effective Date"); PROVIDED, HOWEVER, that if the Plan is not approved by a vote of the stockholders of the Company at the next Annual Meeting the Plan and any Stock Units credited hereunder shall terminate and any Fees deferred hereunder shall be paid to the Directors entitled thereto.

                                   ARTICLE II

                                  DEFINITIONS

II.1 "ANNUAL MEETING" means the Annual Meeting of Stockholders of the Company.

II.2 "BOARD" means the Board of Directors of the Company.

II.3 "COMMITTEE" means the Board or a committee appointed to administer the Plan under Article IV.

II.4 "COMPANY" means United Stationers Inc., a Delaware corporation, or any successor thereto.

II.5 "DEFERRAL DATE" means the date Fees would otherwise have been paid to the Participant.

II.6 "DEFERRAL ELECTION" means a written election to defer Fees under the Plan.

II.7 "DIRECTOR" means any individual who is a member of the Board.

II.8 "FAIR MARKET VALUE" means the closing price for the Shares reported on a consolidated basis on the NASDAQ National Market on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

II.9 "FEES" means all or part of any retainer or meeting fees payable in cash to a Nonemployee Director in his or her capacity as a Director. Fees shall not include any expenses paid directly or through reimbursement.

II.10 "NONEMPLOYEE DIRECTOR" means a Director who is not, as of the date of an Annual Meeting, an employee of the Company or any of its subsidiaries or affiliates. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended.

II.11 "PARTICIPANT" means a Nonemployee Director who defers Fees under Article VI of the Plan.

II.12 "SECRETARY" means the Secretary or any Assistant Secretary of the Company.

II.13 "SHARES" means shares of the Common Stock of the Company, par value $.10 per share.

II.14 "STOCK UNITS" means the credits to a Participant's Stock Unit Account under Article VI of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

II.15 "STOCK UNIT ACCOUNT" means the bookkeeping account established by the Company pursuant to Section VI.5.

II.16 "TERMINATION OF SERVICE" means termination of service as a Director for any reason.

                                  ARTICLE III

                        SHARES AVAILABLE UNDER THE PLAN

Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under the Plan shall be 50,000. Such Shares may include authorized but unissued Shares, Treasury Shares or Shares that have been reacquired by the Company.

                                   ARTICLE IV

                                 ADMINISTRATION

The Plan shall be administered by the Board or such other committee as may be designated by the Board. The Committee shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan. Notwithstanding the foregoing, no Director who is a Participant under the Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

                                   ARTICLE V

                                  ELIGIBILITY

Each person who is a Nonemployee Director on a Deferral Date shall be eligible to defer Fees payable on such date in accordance with Article VI of the Plan. If any Nonemployee Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director shall continue as a Participant with respect to Fees previously deferred, but shall cease eligibility with respect to all future Fees, if any, earned while an employee.

                                   ARTICLE VI

                  DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

VI.1 GENERAL RULE. Each Nonemployee Director may, in lieu of receipt of Fees, defer any or all of such Fees in accordance with this Article VI, provided that such Nonemployee director is eligible under Article V of the Plan to defer such Fees at the date any such Fees are otherwise payable. A Director may elect to defer a percentage (of not less than 50% and in 5% increments up to 100%) of his or her Fees.

VI.2 TIMING OF ELECTION. Each Nonemployee Director who is serving on the Board on the Effective Date may make a Deferral Election at any time within 30 days of the Effective Date. Any person who is not then serving as a Nonemployee Director may make a Deferral Election before the first date on which he or she is entitled to receive Fees. A Nonemployee Director who does not make a Deferral Election when first eligible to do so may make a Deferral Election at any time before the first day of any subsequent calendar year.

VI.3 EFFECT AND DURATION OF ELECTION. A Deferral Election shall apply to Fees payable after the date such election is made and shall be deemed to be continuing and applicable to all Fees payable in subsequent calendar years, unless the Participant revokes or modifies such election by filing a new election form before the first day of any subsequent calendar year, effective for all Fees payable on and after the first day of such calendar year.

VI.4 FORM OF ELECTION. A Deferral Election shall be made in a manner satisfactory to the Committee. Generally, a Deferral Election shall be made by completing and filing the specified election form with the Secretary or his or her designee within the period described in Section VI.2 or Section VI.3.

VI.5 ESTABLISHMENT OF STOCK UNIT ACCOUNT. The Company shall establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the Deferral Date and converted to Stock Units. The number of Stock Units credited to a Participant's Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional units calculated to three decimal places. Fractional Stock Units shall be credited cumulatively, but any fractional Stock Unit in a Participant's Stock Unit Account at the time of a distribution under Article VII shall be converted into cash equal to the Fair Market Value of a corresponding fractional Share on the date of distribution.

VI.6 CREDITING OF DIVIDEND EQUIVALENTS. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant's Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.

                                  ARTICLE VII

                           SETTLEMENT OF STOCK UNITS

VII.1 TIMING OF PAYMENT. A Participant shall receive or begin receiving a distribution of his or her Stock Unit Account in the manner described in Section
VII.2 either (i) on or as soon as administratively feasible after the first day of the second calendar month immediately following the month in which the Participant incurs a Termination of Service (but not less than six months after the Participant has made a Deferral Election), or (ii) if the Participant has made an election to defer payment in accordance with this Section, on or as soon as administratively feasible after January 1 of the year immediately following the date on which the Participant incurs a Termination of Service. A Participant must deliver an election to defer the distribution or commencement of distribution to the Secretary or his or her designee at least 6 months before the date on which the Participant incurs a Termination of Service.

VII.2 PAYMENT OPTIONS. A Deferral Election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed 5 years. Any fractional Stock Unit credited to a Participant's Stock Unit Account at the time of a distribution shall be paid in cash at the time of such distribution. A Participant may change the manner in which his or her Stock Unit Account is distributed by delivering a new election form to the Secretary or his or her designee at least 6 months before the date on which the Participant incurs a Termination of Service.

VII.3 PAYMENT UPON DEATH OF A PARTICIPANT. If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant's Stock Unit Account shall be paid in cash, in a lump sum as soon as administratively feasible after the Participant's death, to the beneficiary designated by the Participant under Article IX.

VII.4 CONTINUATION OF DIVIDEND EQUIVALENTS. If payment of Stock Units is deferred pursuant to Section VII.2, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section VI.6 until the entire balance of the Participant's Stock Unit Account has been distributed.

                                  ARTICLE VIII

                                UNFUNDED STATUS

VIII.1 GENERAL. The interest of each Participant in any Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section VIII.2, no money or other assets shall be set aside for any Participant.

VIII.2 TRUST. To the extent determined by the Board, the Company may transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company. No participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.

                                   ARTICLE IX

                           DESIGNATION OF BENEFICIARY

Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Participant's Stock Unit Account in the event of such Participant's death. The Company may rely upon the beneficiary designation list filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant's surviving spouse, or if there is no surviving spouse, the Participant's estate.

                                   ARTICLE X

                             ADJUSTMENT PROVISIONS

In the event any recapitalization, reorganization, merger, consolidation, spin-off combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants' rights under the Plan, then the Board or Committee shall, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Article VII.

                                   ARTICLE XI

                               GENERAL PROVISIONS

XI.1 NO STOCKHOLDER RIGHTS CONFERRED. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a Stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article VII.

XI.2 CHANGES TO THE PLAN. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Stockholders or Participants; provided, no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination.

XI.3 COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the

Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.

XI.4 LIMITATIONS ON TRANSFERABILITY. Stock Units and any other right under the Plan will not be transferable except by the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death). Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

XI.5 GOVERNING LAW. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Illinois.

XI.6 PLAN TERMINATION. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.

                                      DETACH HERE

                                        PROXY

                               UNITED STATIONERS INC.

             Proxy for Annual Meeting of Stockholders - May 13, 1998

                   Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints DANIEL J. GOOD, JAMES A. JOHNSON AND DANIEL
H. BUSHELL, or any of them, proxies, with full power of substitution, to vote all the shares of common stock of UNITED STATIONERS INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in the Forum Room at The Hyatt Regency O'Hare, 9300 West Bryn Mawr
Avenue, Rosemont, Illinois on Wednesday, May 13, 1998 at 2:00 p.m., local time, and at any adjournment thereof, with all powers the undersigned would possess if present.

     THIS PROXY IS TO BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, AND IN THEIR DISCRETION THE PROXIES MAY VOTE UPON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

SEE REVERSE                                                     SEE REVERSE
  SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

                                       DETACH HERE

/X/ Please mark
    votes as in
    this example

    1. Election of three directors to serve for a three-year term expiring in 2001.

       Nominees:  Randall W. Larrimore, Benson P. Shapiro,
                  Roy W. Haley

                  FOR            WITHHELD
                  ALL            FROM ALL
               NOMINEES          NOMINEES
                 /  /              /  /

    /  /___________________________________________
    Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above.

                                             FOR   AGAINST  ABSTAIN
    2. Approval of United Stationers Inc.    / /     / /      / /
       Nonemployee Directors' Deferred
       Stock Compensation Plan.


       MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

       Please date and sign as your name appears hereon. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.